Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258309) and Form S-8 (Nos. 333-166919; 333-181536; 333-212037; 333-231453; 333-231454; 333-257122 and 333-265880) of Invesco Ltd. of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 21, 2024